Exhibit 99.3
Selected Unaudited Pro Forma Consolidated Financial Data
     The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2007, and the unaudited pro forma condensed consolidated statements of operations for the nine-months ended September 30, 2007 and for the year ended December 31, 2006, have been prepared to reflect the proposed merger of Pinnacle Financial Partners, Inc. (“Pinnacle”) and Mid-America Bancshares, Inc. (“Mid-America”). The unaudited pro forma condensed consolidated balance sheet is presented as if the merger occurred on September 30, 2007, while the unaudited pro forma condensed consolidated statements of operations are presented as if the merger occurred on January 1, 2006. The unaudited pro forma acquisition adjustments, including those to adjust Mid-America’s net assets to fair value, are preliminary and subject to change as additional analyses are performed and as additional information becomes available.
     The unaudited pro forma financial data set forth below is not necessarily indicative of results that would have actually been achieved if the merger transaction had been consummated as of the date indicated, or that may be achieved in the future. This information should be read in conjunction with the historical consolidated financial statements of each of Pinnacle and Mid-America (and the related notes to these statements), which for Pinnacle are included in Pinnacle’s Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on February 28, 2007 and which for Mid-America are included herewith as Exhibit 99.1 and 99.2.
     Pinnacle anticipates that the merger will provide the combined company with some future financial benefits that include reduced operating expenses. However, Pinnacle does not reflect any of the anticipated cost savings in the following pro forma financial information. Therefore, the pro forma financial information, while helpful in illustrating the financial characteristics of the combined company under the assumptions set forth below, does not attempt to predict or suggest future results. The pro forma financial information does not attempt to show how the combined company would have actually performed had the companies been combined throughout the periods presented.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2007

	Pinnacle	Mid-America		Pro Forma
	Financial	Bancshares,		Acquisition	Pro Forma
	Partners, Inc.	Inc.		Adjustments	Combined
		(Dollars in thousands, except per share amount data)
Assets
Cash and cash equivalents	$81,208	$21,345	A	$(9,905)	$93,629
			B	(21,519)
			G	22,500
Investment securities:
Held to maturity	27,051	9,741	E	(280)	27,051
			H	(9,461)
Available for sale	325,171	170,544	H	9,461	505,176
Loans held for sale	5,686	5,431			11,117
Loans	1,731,245	826,019	D	(514)	2,555,867
			E	(883)
Allowance for loan losses	(17,978)	(8,695)	D	514	(26,159)

Loans, net	1,713,267	817,324			2,529,708
Goodwill	114,288	19,147	B	130,456	243,642
			B	(19,147)
			C	200
			E	3,611
			F	(4,913)
Core deposit intangible	9,838	4,115	B	(4,115)	17,923
			F	8,085
Premises and equipment	38,209	31,530	A	(284)	68,254
			E	(1,201)
Other assets	53,361	11,641	A	(242)	65,753
			B	1,614
			E	2,330
			F	(3,172)
			G	928
			H	(707)

Total assets	$2,368,079	$1,090,818		$103,356	$3,562,253

Liabilities and Stockholders’ Equity
Deposits	$1,826,884	$903,948	E	$2,679	$2,733,511
Advances from Federal Home Loan Bank	35,685	36,809	E	898	73,392
Securities sold under agreements to repurchase	145,332	19,713			165,045
Fed funds purchased	19,986	8,903			28,889
Subordinated debentures and other borrowings	51,548	7,500	G	23,428	82,476
Accrued expenses and other liabilities	14,008	6,232	A	(4,335)	19,341
			A	2,918
			B	825
			C	400
			H	(707)

Total liabilities	$2,093,443	$983,105		$26,106	$3,102,654

Stockholders’ equity:
Preferred stock	—	—			—
Common Stock	15,553	13,995	B	(13,995)	22,230
			B	6,677
Additional paid in capital	213,644	88,161	B	(88,161)	391,930
			B	178,486
			C	(200)
Retained earnings	47,909	6,815	A	(9,014)	47,909
			B	2,199
Accumulated other comprehensive (loss)	(2,470)	(1,258)	B	1,258	(2,470)

Total stockholders’ equity	274,636	107,713		77,250	459,600

Total liabilities and stockholders’ equity	$2,368,079	$1,090,818		$103,356	$3,562,253

(A)	To reflect the impact to Mid-America’s consolidated statement of financial condition for the impact of merger related charges to be recognized by Mid-America prior to consummation of the merger. It is estimated that $2.3 million of the cash payments made to certain Mid-America employees will not be tax deductible.

Retained earnings	$9,014
Taxes payable	4,335
Cash		$9,905
Premises and equipment		284
Other assets		242
Accrued expenses		2,918
(B)	To reflect the impact of the issuance of Pinnacle common stock for outstanding common stock of Mid-America at the 0.4655 exchange ratio. As the exchange ratio is fixed pursuant to the merger agreement, the value of the shares to be issued by Pinnacle to Mid-America shareholders upon consummation of the merger are valued in accordance with EITF 99-12, “Determination of the Measurement Date for the Market Price of Acquiror Securities Issued in a Purchase Business Combination.” Other components of the purchase price consideration are estimated costs directly attributable to the merger to be incurred by Pinnacle of $825,000 and the estimated fair value of options to acquire Pinnacle common stock to be issued to holders of options to acquire Mid-America common stock and the estimated fair value of stock appreciation rights to acquire Pinnacle common stock to be issued to holders of similar rights to acquire Mid-America common stock pursuant to the merger agreement. The fair value of the exchange options and stock appreciation rights was estimated using the Black-Scholes method.

Number of Mid-America shares outstanding		14,345,773
Exchange ratio to Pinnacle shares	x	46.55%

Number of Pinnacle shares to exchange		6,677,945
Less: Impact of fractional shares		(1,365)
Number of Pinnacle shares to exchange after fractional shares		6,676,580
Average price of Pinnacle shares used for merger	x $	26.26

Value of Pinnacle common stock exchanged for Mid-America common stock		$175,327

Cash consideration price per Mid-America common share	x $	1.50
Value of cash consideration for Mid-America common stock		$21,290
Plus: Impact of fractional shares		39

Total cash consideration		21,558

Total stock and cash consideration		$196,885
Plus: Mid-America goodwill and core deposit intangible		23,262
Less: Mid-America stockholders’ equity		(107,713)
Merger related expenses in (A) above		9,014

Subtotal		$121,448

Number of Mid-America options and stock appreciation rights outstanding		1,047,982
Exchange ratio to Pinnacle shares	x	46.55%

Number of Pinnacle options to exchange		487,858
Fair value of each Pinnacle option	x $	16,77

Total fair value of Pinnacle options		$8,183

Investment banking fees incurred by Pinnacle		$825

Goodwill before fair value adjustments		$130,456

Goodwill		$130,456
Other assets (deferred tax assets associated with Mid-America core deposit intangible)		1,614
Common stock of Mid-America		13,995
Additional paid-in capital of Mid-America		88,161
Retained earnings of Mid-America			$2,199
Other comprehensive loss of Mid-America			1,258
Goodwill of Mid-America			19,147
Core deposit intangible of Mid-America			4,115
Accrued liabilities (investment banking fees)			825
Cash			21,519
Common stock of Pinnacle			6,677
Additional paid-in capital of Pinnacle			178,486
(C)	To reflect the estimated costs associated with the joint proxy statement/prospectus which are to be shared equally between Pinnacle and Mid-America.

Paid in capital	$200
Goodwill	200
Accrued liabilities		$400
(D)	To adjust Mid-America’s loan portfolio and allowance for loan losses for those loans which Pinnacle does not expect to collect all contractually required payments on the loan, in accordance with AICPA Statement of Position 03-3, “Accounting for Certain Loans or Debt Securities Acquired in a Transfer.”

Allowance for loan losses	$514
Loans		$514
(E) Purchase accounting entry to adjust Mid-America net assets to their estimated fair value

Goodwill	$3,611
Other assets (deferred income taxes)	2,330
Advances from Federal home Loan Bank		$898
Held-to-maturity investment securities		280
Loans		883
Bank premises and equipment		1,201
Deposits		2,679
(F)	To reflect the estimated value of core deposit intangible asset associated with the core deposits of Mid-America. For purposes of the pro forma condensed consolidated financial statements, such intangible asset will be amortized using the sum-of-the-years digit method over a 10-year life.

Core deposit intangible	$8,085
Other assets (deferred income taxes)		$3,172
Goodwill		4,913
(G)	To reflect the settlement of $7,500,000 in holding company indebtedness and the subsequent issuance of $35,000,000 in trust preferred securities issued by Pinnacle which would include an investment in an unconsolidated subsidiary of $928,000.

Cash	$22,500
Other assets (investment in unconsolidated subsidiaries)	928
Subordinated indebtedness		$23,428
(H)	To reflect certain Mid-America balance sheet reclassifications to be consistent with Pinnacle’s presentation including the reclassification of Mid-America net deferred tax liabilities to net deferred tax assets and reclassification of Mid-America’s held-to-maturity investment securities as available-for-sale.

Other liabilities (deferred tax liabilities)	$707
Investment securities available-for-sale	9,461
Other assets (deferred tax assets)		$707
Investment securities held to maturity		9,461

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2007

	Pinnacle	Mid-
	Financial	America		Pro Forma
	Partners,	Bancshares,		Acquisition	Pro Forma
	Inc.	Inc.		Adjustments	Combined
	(Dollars in thousands, except per share data)
Interest income	$107,594	$53,863	A	$237	$161,694
Interest expense	53,891	29,509	A	(307)	84,420
			A	(110)
			D	1,437

	53,703	24,354		(783)	77,274
Provision for loan losses	2,460	1,232		—	3,692

Net interest income after provision for loan losses	51,243	23,122		(783)	73,582
Noninterest income	15,909	5,866		—	21,775
Noninterest expense	41,171	21,139	A	24	62,334
Amortization of intangible assets	1,547	599	B	106	2,252

Income before income taxes	24,434	7,250		(913)	30,771
Income taxes	7,635	2,401	C	205	9,677
			E	(564)

Net income	$16,799	$4,849		$(554)	$21,094

Per share information:
Basic earnings per share	1.09	0.35		NM	0.96
Fully diluted earnings per share	1.01	0.34		NM	0.90
Weighted average shares:
Basic	15,477	13,936		NM	21,993
Fully diluted	16,630	14,137		NM	23,398

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006

	Pinnacle	Mid-
	Financial	America		Pro Forma
	Partners,	Bancshares,		Acquisition	Pro Forma
	Inc.	Inc.		Adjustments	Combined
	(In thousands, except per share data)
Interest income	$109,696	$42,330	A	$494	$152,520
Interest expense	48,743	22,033	A	(2,133)	70,390
			A	(169)
			D	1,916

	60,953	20,297		880	82,130
Provision for loan losses	3,732	1,273		—	5,005

Net interest income after provision for loan losses	57,221	19,024		880	77,125
Noninterest income	15,786	5,355		—	21,141
Noninterest expense	44,841	21,043	A	12	65,896
Amortization of intangible assets	1,783	261	B	744	2,788

Income before income taxes	26,383	3,075		124	29,582
Income taxes	8,456	771	C	800	9,275
			E	(752)

Net income	$17,927	$2,304		$76	$20,307

Per share information:
Basic earnings per share	1.28	0.25		—	0.99
Fully diluted earnings per share	1.18	0.25		—	0.93
Weighted average shares:
Basic	13,954	9,169		—	20,435
Fully diluted	15,157	9,294		—	21,903

	Nine Months	Year
	Ended	Ended
	September 30, 2007	December 31, 2006
(A) Amortization of fair value adjustments for the following items:
Increase in interest income — Accretion of loan discount	$237	$494
Decrease in interest expense — Amortization of deposit premium	307	2,133
Decrease in interest expense — Accretion of Federal Home Loan Bank advances discount	110	169
Increase in noninterest expense — Depreciation related to premises and equipment write-up	(24)	(12)
(B) Increase in amortization of intangible assets — Amortization of core deposit intangible over ten year life using the sum of the year’s digit method	(106)	(744)
(C) Increase in tax expense due to tax impact of A. and B. above	(205)	(800)
(D) Increase in interest expense due to issuance of $75 million in trust preferred securities at LIBOR plus 285 basis points less the impact of the payoff of Mid-America’s line of credit at prime minus 100 basis points.	(1,437)	(1,916)
(E) Decrease in tax expense due to tax impact of interest expense in D. above.	564	752